Filed Pursuant to Rule 433 Registration Statement No. 333-133985 May 1, 2007

$ [410,739,941] LEHMAN XS TRUST, SERIES 2007-5H SENIOR/SUBORDINATE CERTIFICATES

Lehman Brothers Holdings Inc.
(Sponsor and Seller)
Structured Asset Securities Corporation
(Depositor)
LaSalle Bank N.A.
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 which is conveyed with this document.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class	Approx. Size ($)	Initial Coupon (1)	Security Description	WAL to WA Months To Roll (yrs) (2) (3)	WAL to Optional Termination (yrs) (2)	Est. Pmt to Optional Termination Window (2)	Expected Initial Credit Enhancement	Legal Final Maturity	Expected Ratings (6)
3-A1	$337,874,000	6.51%	Senior Fixed	2.47	2.94	05/07 - 05/15	17.74%	May 2037	AAA / Aaa
3-A2	$37,542,000	6.51%	Senior Fixed	2.47	2.94	05/07 - 05/15	8.60%	May 2037	AAA / Aaa
3-AIO (4)	Notional	Variable	Interest Only	N/A	N/A	05/07 - 02/12	N/A	May 2037	AAA / Aaa
B1 (5)	$20,537,000	Variable	Sub PT	4.28	5.44	05/07 - 05/15	3.60%	May 2037	Not offered
B2 (5)	$4,929,000	Variable	Sub PT	4.28	5.44	05/07 - 05/15	2.40%	May 2037	Not offered
B3 (5)	$3,697,000	Variable	Sub PT	4.28	5.44	05/07 - 05/15	1.50%	May 2037	Not offered
B4 (5)	$2,464,000	Variable	Sub PT	4.28	5.44	05/07 - 05/15	0.90%	May 2037	Not offered
B5 (5)	$2,054,000	Variable	Sub PT	4.28	5.44	05/07 - 05/15	0.40%	May 2037	Not offered
B6 (5)	$1,642,941	Variable	Sub PT	4.28	5.44	05/07 - 05/15	0.00%	May 2037	Not offered

(1)	The Class coupons are described under “Interest Rates” on page 7.

(2)	Prepayments were run at 25% CPR per annum. Assumes bonds pay on the 25th of every month beginning in May 2007.

(3)	WAL to WA Months to Roll is applicable to the Senior Certificates. The WA Months to Roll for the Mortgage Pool is month 58 (the Distribution Date in February 2012).

(4)
The Class 3-AIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance. After the Distribution Date in February 2012 the Class 3-AIO Certificates will no longer be entitled to receive distributions of any kind.

(5)	Not offered under this term sheet.

(6)	The Classes will be rated by two of three rating agencies.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Priority of Distributions
Distributions will be made on each Distribution Date from the Available Pool Distribution Amount in the following order of priority:

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	April 1, 2007

Expected Pricing Date:	Week of April 16, 2007

Expected Settlement Date:	April 30, 2007

Distribution Dates:	25th of each month, commencing in May 2007

Collection Period:	The calendar month preceding the current Distribution Date

Issuer:	Lehman XS Trust (“LXS”)

Master Servicer:	Aurora Loan Services, Inc. (“ALS”)

Servicers:	ALS

Servicing Fee:	All loans have servicing fees of 0.250% per annum, and approximately 49.85% of the loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date.

Trustee:	LaSalle Bank N.A.

Senior Certificates:	The Class 3-A1, Class 3-A2 and Class 3-AIO Certificates

Class A Certificates:	The Class 3-A1 and Class 3-A2 Certificates

Subordinate Certificates:	The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certicates

Rating Agencies:	The Certificates will be rated by two out of three rating agencies

Day Count:	30/360

Delay Days:	24 Day Delay: All Classes.

Registration:	Book-entry form through DTC

Minimum Denomination:	Class 3-A1, 3-A2, 3-AIO: $25,000 /$1 thereafter.
Class B1, B2, B3, B4, B5 and B6: $100,000/$1 thereafter

Pricing Prepayment
Assumption:	25% CPR per annum.

SMMEA Eligibility:	All offered classes will be SMMEA eligible except for Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

ERISA Eligibility:	All offered Certificates will be ERISA eligible.

Mortgage Pool:
The Mortgage Pool is comprised of 5-year Hybrid ARMs; approximately 94.60% were originated by Aurora Loan Services Inc (“ALS”). The 5-year Hybrid ARMs are indexed to either 6-month LIBOR (approximately 98.49%) or 12-month LIBOR (1.51%).

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Optional termination:
The transaction may be called by ALS on any Distribution Date following the date in which the aggregate outstanding mortgage balance is less than 10% of the Mortgage Pool Cut-Off Date mortgage loan balance.

Interest Rates:
Class 3-A1 and Class 3-A2 will bear interest at a rate equal to the lesser of (i) 6.51% per annum and (ii) the Net WAC of the Mortgage Pool, up to and including the distribution date in February 2012 (month 58). Beginning with the distribution date in March 2012, the Class 3-A1 and Class 3-A2 Certificates will bear interest at a rate equal to the Net WAC of the Mortgage Pool.

Class 3-AIO will bear interest at a rate equal to the excess, if any, of (1) the Net WAC of Pool 3 and (2) 6.51% per annum until the distribution date in February 2012 (month 58) based on a Notional Balance. After the distribution date in February 2012, the Class 3-AIO Certificates will not be entitled to distributions of any kind and will have a Notional Balance equal to zero. The Notional Balance of the Class 3-AIO Certificates on any distribution date up to and including the distribution date in February 2012 will be equal to the aggregate Class Principal Amount of the Class 3-A1 and Class 3-A2 Certificates.

Classes B1, B2, B3, B4, B5 and B6 are subordinates for payments of principal, interest and allocation of losses. The Class B1, B2, B3, B4, B5 and B6 will bear interest at a per annum rate equal to the Net WAC of Pool 3.

Credit Enhancement:	Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Senior Certificates:
Credit enhancement for the Senior Certificates will consist of the subordination of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6.

Loss Allocation:
Losses are allocated in the following order: the Subordinate Certificates in inverse order of priority, and then the Class A Certificates on a pro-rata basis, except that losses allocated to the Class 3-A1 Certificates will instead be first allocated to the Class 3-A2 Certificates until they are reduced to zero, and thereafter to the Class 3-A1 Certificates until reduced to zero.

Net WAC:
For each Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans at the beginning of the related Due Period, weighted on the basis of their scheduled principal balances at the beginning of the Due Period.

Due Period:
For each Distribution Date, the period beginning on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:	For any Mortgage Loan, the Mortgage Rate for such Mortgage loan less the sum of the related Servicing Fee rate and any mortgage premium rate, as applicable.

Tax Status:	REMIC for Federal income tax purposes.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Distributions

Shifting Interest Structure with 7 year lockout*

Subordinate Test % = Aggregate Subordinate Amount / Aggregate Collateral Balance

• If the Subordinate Test% is less than 2 times the original Subordinate Test%:

Distribution Dates (months)	Shift %
1 - 84	100%
85 - 96	70%
97 - 108	60%
109 - 120	40%
121 - 132	20%
133+	0%

• *If the Subordinate Test% is greater than 2 times the original Subordinate Test%:

Distribution Dates (months)	Shift %
1 - 36	50%
37+	0%

(*If the total AAA credit enhancement doubles based on the initial cut-off date credit enhancement during the first 36 months of the transaction, the Class A Certificates will be entitled to 50% of the Pool Subordinate percentage of prepayments, subject to cumulative loss and delinquency tests. After month 36, if the total AAA credit enhancement doubles based on the initial credit enhancement of as of the cut-off date, the Class A Certificates will only be entitled to prepayments based on the Pool Senior percentage only, subject to cumulative loss and delinquency tests).

For the Mortgage Pool, calculate the following:

Pool Senior % = Class A Certificates / Aggregate Collateral Balance

Pool Subordinate % = 100% - Pool Senior %

Pool Prepayment % = Pool Senior % + Shift % * Pool Subordinate %

Pool Senior Principal Distribution Amount (“Senior PDA”) for each Distribution Date, will be equal to the sum of (i) the product of (a) scheduled principal collections of each mortgage loan and (b) Pool Senior % and ii) the product of (a) unscheduled principal collections of each mortgage loan and (b) Pool Prepayment %, in each case, for such Distribution Date.

Pool Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between i) the sum of Mortgage Pool Scheduled Principal and Prepayment Principal and ii) Senior PDA.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior PDA as follows:

Pay concurrently to Class 3-A1 and Class 3-A2 on a pro-rata basis, until reduced to zero.

II. Pay all Subordinate PDA as follows*:
*Subject to credit support tests

Pay concurrently to Class B1, B2, B3, B4, B5 and B6 on a pro-rata basis, until reduced to zero.

The Subordinate Amounts are calculated as follows:

Aggregate Subordinate Amount:

The current aggregate balance of the Mortgage Pool less the current principal balance of the Class A Certificates.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts
MBS Trading	Khalil Kanaan Sandeep Bharatwaj	(212) 526-8320 (212) 526-8320
Residential Finance	Michael Hitzmann Maxine Wolfowitz Lei Tie	(212) 526-5806 (212) 526-2751 (212) 526-7447

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-5H Collateral Summary *
Total Number of Loans	1,370	Occupancy Status
Total Outstanding Loan Balance	$410,739,941	Primary Home	57.86% ± 1.00%
Average Loan Principal Balance	$299,810 ± 3.00%	Investment	25.53% ± 1.00%
Percentage of Loans with Prepayment Penalties	47.88% ± 1.00%	Second Home	16.61% ± 1.00%
Weighted Average Coupon	8.184% ± 0.050%
Weighted Average Margin	2.484% ± 0.1%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	358 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	2 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	97.18% ± 1.00%	CA	16.85% ± 1.50%
Original LTV > 80 and no MI (whole pool)	0.00% ± 0.20%	FL	16.46% ± 1.50%
Non-Zero Weighted Average FICO	715 ± 2	UT	7.68% ± 1.50%
		AZ	6.86% ± 1.50%
Prepayment Penalty (years)		NV	5.73% ± 1.50%
None	52.12% ± 1.00%	WA	5.14% ± 1.50%
0.001 to 1.000	2.37% ± 1.00%
1.001 to 2.000	1.70% ± 1.00%	Lien Position
2.001 to 3.000	43.82% ± 1.00%	First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics
Collateral characteristics are listed below as of the Cut-off date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	17	$712,643.45	0.17%
50,000.01 to 100,000.00	103	8,018,681.98	1.95
100,000.01 to 150,000.00	155	19,920,106.35	4.85
150,000.01 to 200,000.00	182	32,273,596.45	7.86
200,000.01 to 250,000.00	180	40,586,756.74	9.88
250,000.01 to 300,000.00	146	39,938,493.39	9.72
300,000.01 to 350,000.00	98	31,964,545.12	7.78
350,000.01 to 400,000.00	76	28,603,452.18	6.96
400,000.01 to 450,000.00	126	54,375,815.30	13.24
450,000.01 to 500,000.00	130	62,027,338.37	15.10
500,000.01 to 550,000.00	50	26,353,697.28	6.42
550,000.01 to 600,000.00	49	28,350,007.26	6.90
600,000.01 to 650,000.00	46	28,664,578.12	6.98
650,000.01 to 700,000.00	6	4,038,619.00	0.98
700,000.01 to 750,000.00	2	1,497,999.00	0.36
750,000.01 to 800,000.00	1	774,700.00	0.19
800,000.01 to 850,000.00	1	808,450.00	0.20
850,000.01 to 900,000.00	1	900,000.00	0.22
900,000.01 to 950,000.00	1	930,461.08	0.23
Total:	1,370	$410,739,941.07	100.00%

Minimum: $24,959
Maximum: $930,461
Average:  $299,810

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.501 to 6.000	1	$59,247.26	0.01%
6.001 to 6.500	13	5,158,660.78	1.26
6.501 to 7.000	102	39,071,674.45	9.51
7.001 to 7.500	208	69,978,539.40	17.04
7.501 to 8.000	293	97,192,874.74	23.66
8.001 to 8.500	212	60,202,429.11	14.66
8.501 to 9.000	208	54,353,414.22	13.23
9.001 to 9.500	161	40,234,307.57	9.80
9.501 to 10.000	106	27,453,997.49	6.68
10.001 to 10.500	42	10,333,811.04	2.52
10.501 to 11.000	17	5,112,799.86	1.24
11.001 to 11.500	4	1,118,695.84	0.27
11.501 to 12.000	3	469,489.31	0.11
Total:	1,370	$410,739,941.07	100.00%

Minimum:  6.000%
Maximum: 11.850%
Weighted Average: 8.184%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
301 to 360	1,370	$410,739,941.07	100.00%
Total:	1,370	$410,739,941.07	100.00%

Minimum: 360 Maximum: 360 Weighted Average: 360

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
241 to 360	1,370	$410,739,941.07	100.00%
Total:	1,370	$410,739,941.07	100.00%

Minimum: 345 Maximum: 360 Weighted Average: 358

Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	20	$10,618,786.00	2.59%
1 to 12	1,348	399,297,515.95	97.21
13 to 24	2	823,639.12	0.20
Total:	1,370	$410,739,941.07	100.00%

Minimum:    0
Maximum:  15
Weighted Average: 2

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.001 to 90.000	208	$68,406,712.59	16.65%
90.001 to 100.000	1,162	342,333,228.48	83.35
Total:	1,370	$410,739,941.07	100.00%

Minimum: 81.070% Maximum: 100.000% Weighted Average: 97.176%

Combined Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.001 to 90.000	208	$68,406,712.59	16.65%
90.001 to 100.000	1,162	342,333,228.48	83.35
Total:	1,370	$410,739,941.07	100.00%

Minimum: 81.070% Maximum: 100.000% Weighted Average: 97.176%

Primary Mortgage Insurance Carrier
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
PMI	979	$277,446,903.17	67.55%
Triad Guaranty Insurance Company	391	133,293,037.90	32.45
Total:	1,370	$410,739,941.07	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
17	45	$15,121,649.93	3.68%
30	163	53,285,062.66	12.97
35	211	64,750,123.09	15.76
40	951	277,583,105.39	67.58
Total:	1,370	$410,739,941.07	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
601 to 620	3	$907,500.00	0.22%
621 to 640	60	17,653,538.01	4.30
641 to 660	103	28,650,734.41	6.98
661 to 680	156	43,073,388.46	10.49
681 to 700	215	69,713,582.30	16.97
701 to 720	216	65,103,898.01	15.85
721 to 740	206	59,799,670.78	14.56
741 to 760	166	48,943,612.98	11.92
761 to 780	133	41,860,814.80	10.19
781 to 800	80	26,716,899.33	6.50
801 to 820	32	8,316,301.99	2.02
Total:	1,370	$410,739,941.07	100.00%

Minimum: Maximum: Weighted Average:	620 819 715

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	1,053	$300,194,423.80	73.09%
Cash Out Refinance	203	69,449,669.73	16.91
Rate/Term Refinance	114	41,095,847.54	10.01
Total:	1,370	$410,739,941.07	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	797	$233,866,670.60	56.94%
Planned Unit Development	309	103,582,613.52	25.22
Condominium	187	53,824,833.96	13.10
Two-to-Four Family	75	19,349,372.99	4.71
Row House	1	64,600.00	0.02
Townhouse	1	51,850.00	0.01
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	159	$69,218,297.86	16.85%
FL	236	67,610,487.55	16.46
UT	99	31,545,868.68	7.68
AZ	80	28,177,311.28	6.86
NV	66	23,526,576.31	5.73
WA	64	21,114,175.56	5.14
CO	58	17,021,550.91	4.14
VA	49	15,976,481.47	3.89
IL	53	13,990,061.89	3.41
GA	70	13,771,704.33	3.35
Other	436	108,787,425.23	26.49
Total:	1,370	$410,739,941.07	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	222	$47,199,832.90	11.49%
60	1	748,000.00	0.18
120	1,147	362,792,108.17	88.33
Total:	1,370	$410,739,941.07	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fully Amortizing	1,370	$410,739,941.07	100.00%
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	713	$214,057,344.67	52.12%
0.333	3	958,762.67	0.23
0.417	1	180,000.00	0.04
0.500	17	5,766,616.95	1.40
1.000	8	2,832,585.00	0.69
2.000	25	6,976,518.45	1.70
3.000	603	179,968,113.33	43.82
Total:	1,370	$410,739,941.07	100.00%

Prepay Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	713	$214,057,344.67	52.12%
Combination	260	73,972,140.67	18.01
Hard	49	16,164,138.56	3.94
Soft	348	106,546,317.17	25.94
Total:	1,370	$410,739,941.07	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	783	$242,114,119.38	58.95%
Full Documentation	350	84,103,855.29	20.48
No Ratio Documentation	209	75,616,674.45	18.41
No Documentation	28	8,905,291.95	2.17
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5/25 ARM (LIBOR)	1,353	$404,518,102.38	98.49%
5/1 ARM (LIBOR)	17	6,221,838.69	1.51
Total:	1,370	$410,739,941.07	100.00%

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 Year LIBOR (WSJ/1 Mo Lead)	17	$6,221,838.69	1.51%
6 Month LIBOR (1st Business Day)	1,353	404,518,102.38	98.49
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	1,292	$388,569,940.02	94.60%
MORTGAGE IT	55	15,535,864.87	3.78
MERIDIAS CAPITAL	10	3,026,514.26	0.74
NEW CENTURY CAPITAL CORP.	7	1,846,605.44	0.45
PLAZA	6	1,761,016.48	0.43
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1.501 to 2.000	1	$570,000.00	0.14%
2.001 to 2.500	676	217,884,166.65	53.05
2.501 to 3.000	693	192,285,774.42	46.81
Total:	1,370	$410,739,941.07	100.00%

Minimum: 2.000 % Maximum: 2.750 % Weighted Average: 2.484%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.000	17	$6,221,838.69	1.51%
6.000	1,353	404,518,102.38	98.49
Total:	1,370	$410,739,941.07	100.00%

Minimum: 5.000% Maximum: 6.000% Weighted Average: 5.985%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.000	1,370	$410,739,941.07	100.00%
Total:	1,370	$410,739,941.07	100.00%

Minimum: 2.000% Maximum: 2.000% Weighted Average: 2.000%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
11.001 to 11.500	2	$876,995.85	0.21%
11.501 to 12.000	4	1,023,895.11	0.25
12.001 to 12.500	14	5,748,814.93	1.40
12.501 to 13.000	101	39,610,728.94	9.64
13.001 to 13.500	209	69,556,237.53	16.93
13.501 to 14.000	292	95,935,172.40	23.36
14.001 to 14.500	208	59,157,580.98	14.40
14.501 to 15.000	207	54,107,414.22	13.17
15.001 to 15.500	162	40,653,679.01	9.90
15.501 to 16.000	105	27,034,626.05	6.58
16.001 to 16.500	42	10,333,811.04	2.52
16.501 to 17.000	17	5,112,799.86	1.24
17.001 to 17.500	4	1,118,695.84	0.27
17.501 to 18.000	3	469,489.31	0.11
Total:	1,370	$410,739,941.07	100.00%

Minimum: 11.075% Maximum: 17.850 % Weighted Average: 14.168%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1.501 to 2.000	1	$570,000.00	0.14%
2.001 to 2.500	603	198,896,046.96	48.42
2.501 to 3.000	59	16,175,767.89	3.94
3.001 to 3.500	15	3,849,348.06	0.94
3.501 to 4.000	2	706,000.00	0.17
6.501 to 7.000	6	2,130,231.72	0.52
7.001 to 7.500	26	10,198,384.50	2.48
7.501 to 8.000	90	28,579,782.91	6.96
8.001 to 8.500	100	28,885,321.57	7.03
8.501 to 9.000	148	39,709,956.28	9.67
9.001 to 9.500	150	37,429,679.08	9.11
9.501 to 10.000	104	26,574,626.05	6.47
10.001 to 10.500	42	10,333,811.04	2.52
10.501 to 11.000	17	5,112,799.86	1.24
11.001 to 11.500	4	1,118,695.84	0.27
11.501 to 12.000	3	469,489.31	0.11
Total:	1,370	$410,739,941.07	100.00%

Minimum: 2.000% Maximum: 11.850 % Weighted Average: 5.342%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2011-01	1	$410,142.00	0.10%
2011-02	1	413,497.12	0.10
2011-07	1	316,301.84	0.08
2011-08	1	248,676.27	0.06
2011-09	24	5,213,857.17	1.27
2011-10	22	6,077,706.86	1.48
2011-11	60	13,675,719.77	3.33
2011-12	65	15,703,980.92	3.82
2012-01	219	73,245,498.23	17.83
2012-02	551	166,438,074.13	40.52
2012-03	405	118,377,700.76	28.82
2012-04	20	10,618,786.00	2.59
Total:	1,370	$410,739,941.07	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.